Exhibit 99.5

The Board of Directors

Duke Energy Corporation

526 South Church Street

Charlotte, North Carolina 28202

The Board of Directors:

We hereby consent to the inclusion of our opinion letter, dated January 8, 2011, to the Board of Directors of Duke Energy Corporation (“Duke Energy”) as Annex B to, and reference thereto in, the joint proxy statement/prospectus relating to the proposed transaction involving Duke Energy and Progress Energy, Inc., which joint proxy statement/prospectus forms a part of the Registration Statement on Form S-4 of Duke Energy. By giving such consent, we do not thereby admit that we are experts with respect to any part of the Registration Statement within the meaning of the term “expert” as used in, or that we come within the category of persons whose consent is required under, the Securities Act of 1933, as amended, or the rules and regulations of the Securities and Exchange Commission promulgated thereunder.

Very truly yours,

/s/ J.P. Morgan Securities LLC
J.P. MORGAN SECURITIES LLC

April 8, 2011